UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-99.1 GenCorp Inc's Press Release

Item 8.01. Other Events.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the registrant’s press release issued on December 9, 2004, in which GenCorp announced that it closed its private offering of $10.1 million in aggregate principal amount of its 2¼% Convertible Subordinated Debentures due 2024 pursuant to the partial exercise by an initial purchaser of the debentures of its option to purchase additional debentures. The debentures are convertible, at the option of the holder upon the satisfaction of certain conditions, into cash and, if applicable, the Company’s common stock at an initial conversion price of $20.00 per share, subject to certain adjustments. The initial conversion price is equivalent to a conversion rate of 50 shares per $1,000 principal amount of debentures.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	GenCorp Inc.’s press release dated December 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCORP INC.

By:	/s/ Mark A. Whitney

Name:	Mark A. Whitney
Title:	Vice President, Law, Deputy General Counsel and Assistant Secretary

Dated: December 15, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	GenCorp Inc.’s press release dated December 9, 2004.